Exhibit 99.1

November 2, 2016
USD Partners LP Announces Third Quarter 2016 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and nine months ended September 30, 2016. Highlights with respect to the third quarter of 2016 include the following:

•	Reported Net Income of $12.8 million

•	Generated Net Cash Provided by Operating Activities of $14.5 million, Adjusted EBITDA of $16.2 million and Distributable Cash Flow of $14.4 million

•	Increased quarterly cash distribution to $0.3225 per unit ($1.29 per unit on an annualized basis)

•	Ended quarter with $180.5 million of available liquidity
“We are pleased to report another strong quarter at USD Partners and to announce our sixth consecutive distribution increase while delivering 1.9x distribution coverage,” said Dan Borgen, the Partnership’s Chief Executive Officer. “We are well positioned in some of the most strategic areas for new development across North America, including Western Canada and the Gulf Coast, and continue working closely with our customers to provide flexible and timely industry solutions.”
Third Quarter 2016 Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminal service agreements related to the Hardisty and Casper terminals, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment grade rated.
The Partnership achieved substantial growth during the third quarter of 2016 relative to the third quarter of 2015. Specifically, Net Income and Net Cash Provided by Operating Activities increased by 103% and 32%, respectively, while Adjusted EBITDA and Distributable Cash Flow increased by 66% and 111%, respectively. This growth was primarily attributable to the Partnership’s acquisition of the Casper terminal in November 2015 and was partially offset by higher interest expense on additional borrowings used to fund the acquisition, as well as additional operating costs associated with managing and operating the terminal.
Distributable Cash Flow for the third quarter of 2016 also benefited from a partial tax refund with respect to 2015 of approximately $1.4 million. This refund resulted from a study completed by the Partnership and its external advisors to evaluate the appropriate return attributable to the activities of its foreign subsidiaries, based on the performance of risk management and other functions provided by the Partnership. The Partnership anticipates receiving additional refunds totaling approximately C$3.9 million over the next several months. The Partnership expects to pay approximately C$1.35 million in Canadian income taxes in the fourth quarter of 2016 and approximately C$4.5 million in 2017. These estimates for income taxes are based on the Partnership’s current operations and are subject to fluctuations in the operating results of the

Partnership’s foreign subsidiaries and the exchange rate between the U.S. dollar and the Canadian dollar, among other factors.
On October 27, 2016, the Partnership declared a quarterly cash distribution of $0.3225 per unit ($1.29 on an annualized basis), which represents growth of 2.4% relative to the second quarter of 2016 and 10.3% relative to the third quarter of 2015. The distribution is payable on November 14, 2016, to unitholders of record as of November 7, 2016.
As of September 30, 2016, the Partnership had total available liquidity of $180.5 million, including $9.8 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $170.7 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019.
Third Quarter 2016 Conference Call Information
The Partnership will host a conference call and webcast regarding third quarter 2016 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, November 3, 2016.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 91585008. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 91585008. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related logistics assets, including rail terminals and other high-quality and complementary midstream infrastructure. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts for crude oil terminalling services. The Partnership’s assets consist primarily of: (i) a crude oil origination terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day, (ii) a crude oil terminal in Casper, Wyoming, with unit train-capable railcar loading capacity in excess of 100,000 barrels per day and six customer-dedicated storage tanks with 900,000 barrels of total capacity and (iii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net Cash Provided by Operating Activities adjusted for changes in working capital items, changes in restricted cash, interest expense, income taxes, foreign currency transaction gains and losses, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.
The Partnership defines Distributable Cash Flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash being retained for use in enhancing the Partnership’s existing businesses; and

•	the sustainability of the Partnership’s current distribution rate per unit.
The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and DCF is Net Cash Provided by Operating Activities. Adjusted EBITDA and DCF should not be considered alternatives to Net Cash Provided by Operating Activities or any other measure of liquidity or performance presented in accordance with GAAP. Adjusted EBITDA and DCF exclude some, but not all, items that affect cash from operations and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements related to the Partnership’s ability to deliver on previously issued distribution guidance; the Partnership’s ability to maintain its financial profile and flexibility; the Partnership’s ability to participate in potential commercial opportunities and whether any potential opportunities will be offered to the Partnership. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands)
Revenues
Terminalling services	$24,078	$15,973	$69,560	$38,639
Terminalling services — related party	1,736	1,735	5,142	3,538
Railroad incentives	24	18	61	45
Fleet leases	643	2,036	1,933	5,820
Fleet leases — related party	890	1,013	2,671	3,234
Fleet services	475	156	613	467
Fleet services — related party	279	681	1,647	2,223
Freight and other reimbursables	218	152	944	1,639
Freight and other reimbursables — related party	—	33	—	95
Total revenues	28,343	21,797	82,571	55,700
Operating costs
Subcontracted rail services	2,004	1,535	6,073	5,984
Pipeline fees	5,492	5,256	15,544	11,659
Fleet leases	1,534	3,049	4,605	9,054
Freight and other reimbursables	218	185	944	1,734
Selling, general and administrative	3,251	2,586	9,871	7,036
Selling, general and administrative — related party	1,438	1,080	4,369	3,366
Depreciation and amortization	4,906	1,055	14,725	3,244
Total operating costs	18,843	14,746	56,131	42,077
Operating income	9,500	7,051	26,440	13,623
Interest expense	2,572	923	7,288	2,910
Loss (gain) associated with derivative instruments	(349)	(2,341)	921	(4,072)
Foreign currency transaction loss (gain)	25	2	(120)	(381)
Income before provision for income taxes	7,252	8,467	18,351	15,166
Provision (benefit) for income taxes	(5,579)	2,142	(1,865)	4,148
Net income	$12,831	$6,325	$20,216	$11,018

USD Partners LP
Consolidated Statements of Cash Flows
For the Three and Nine Months Ended September 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income	12,831	6,325	$20,216	$11,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,906	1,055	14,725	3,244
Loss (gain) associated with derivative instruments	(349)	(2,341)	921	(4,072)
Settlement of derivative contracts	604	1,207	1,640	2,885
Amortization of deferred financing costs	216	152	646	471
Unit based compensation expense	1,127	767	2,824	2,168
Deferred income taxes	98	(41)	2	837
Changes in operating assets and liabilities:
Accounts receivable	(39)	227	168	1,468
Accounts receivable — related party	(1,693)	1,878	67	(168)
Prepaid expenses and other current assets	(2,577)	891	(3,037)	(3,149)
Accounts payable and accrued expenses	584	815	(1,377)	(788)
Accounts payable and accrued expenses — related party	1,443	(207)	1,467	(849)
Deferred revenue and other liabilities	(445)	253	2,284	12,015
Deferred revenue — related party	(2,154)	33	(2,783)	900
Change in restricted cash	(31)	(26)	(664)	297
Net cash provided by operating activities	14,521	10,988	37,099	26,277
Cash flows from investing activities:
Additions of property and equipment	(225)	(691)	(471)	(1,424)
Purchase of derivative contracts	—	—	—	(1,167)
Net cash used in investing activities	(225)	(691)	(471)	(2,591)
Cash flows from financing activities:
Distributions	(7,547)	(6,281)	(21,943)	(17,695)
Vested phantom units used for payment of participant withholding taxes	—	—	(77)	—
Proceeds from long-term debt	5,000	6,000	15,000	18,000
Repayment of long-term debt	(11,929)	(6,710)	(30,831)	(22,728)
Net cash used in financing activities	(14,476)	(6,991)	(37,851)	(22,423)
Effect of exchange rates on cash	120	(124)	559	(442)
Net change in cash and cash equivalents	(60)	3,182	(664)	821
Cash and cash equivalents – beginning of period	9,896	37,888	10,500	40,249
Cash and cash equivalents – end of period	$9,836	$41,070	$9,836	$41,070

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$9,836	$10,500
Restricted cash	5,564	4,640
Accounts receivable, net	4,255	4,333
Accounts receivable — related party	396	1,889
Prepaid expenses	10,514	10,191
Other current assets	5,425	3,908
Total current assets	35,990	35,461
Property and equipment, net	131,662	133,010
Intangible assets, net	115,070	124,581
Goodwill	33,970	33,970
Other non-current assets	370	1,376
Total assets	$317,062	$328,398

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$2,751	$4,092
Accounts payable and accrued expenses — related party	219	232
Deferred revenue, current portion	27,607	22,158
Deferred revenue, current portion — related party	4,448	5,485
Other current liabilities	2,406	2,914
Total current liabilities	37,431	34,881
Long-term debt, net	226,800	239,444
Deferred revenue, net of current portion	821	2,022
Deferred revenue, net of current portion — related party	—	1,542
Deferred income tax liability	792	749
Total liabilities	265,844	278,638
Commitments and contingencies
Partners’ capital
Common units	124,244	141,374
Class A units	1,639	1,749
Subordinated units	(75,387)	(93,445)
General partner units	185	220
Accumulated other comprehensive income (loss)	537	(138)
Total partners' capital	51,218	49,760
Total liabilities and partners' capital	$317,062	$328,398

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three and Nine Months Ended September 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands)

Net cash provided by operating activities	$14,521	$10,988	$37,099	$26,277
Add (deduct):
Amortization of deferred financing costs	(216)	(152)	(646)	(471)
Deferred income taxes	(98)	41	(2)	(837)
Changes in accounts receivable and other assets	4,309	(2,996)	2,802	1,849
Changes in accounts payable and accrued expenses	(2,027)	(608)	(90)	1,637
Changes in deferred revenue and other liabilities	2,599	(286)	499	(12,915)
Change in restricted cash	31	26	664	(297)
Interest expense	2,572	923	7,288	2,910
Provision (benefit) for income taxes	(5,579)	2,142	(1,865)	4,148
Foreign currency transaction loss (gain) (1)	25	2	(120)	(381)
Deferred revenue associated with minimum monthly commitment fees (2)	43	(353)	1,230	8,027
Adjusted EBITDA	16,180	9,727	46,859	29,947
Add (deduct):
Cash received (paid) for income taxes (3)	1,036	(2,070)	(2,160)	(2,352)
Cash paid for interest	(2,571)	(827)	(6,558)	(2,787)
Maintenance capital expenditures	(227)	—	(245)	—
Distributable cash flow	$14,418	$6,830	$37,896	$24,808

(1)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(2)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.

(3)	Includes amounts we received as a partial refund of approximately $1.4 million (representing Canadian $1.8 million) for our foreign income taxes.